UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50589 (Commission File Number)	75-2340624 (IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4.01.    Changes in Registrant’s Certifying Accountant.
     On September 17, 2007, UTIX Group, Inc. (the “Company”) engaged Carlin, Charron & Rosen, LLP (the “New Auditor”) as its independent registered public accounting firm for the fiscal year ending September 30, 2007 and the interim period prior to such year-end. The New Auditor will replace Vitale, Caturano & Company, Ltd., which resigned as the Company’s independent registered public accounting firm on July 30, 2007. The decision to retain the New Auditor was approved by the Company’s Board of Directors. During the Company’s two most recent fiscal years and all subsequent interim periods, the Company did not consult with the New Auditor regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the New Auditor provide advice to the Company, either written or oral, that was an important factor considered by the Company or its Board of Directors in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during the two most recent fiscal years or subsequent interim periods, the Company has not consulted with the New Auditor on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.
By:	/s/ Anthony G. Roth
Anthony G. Roth
President and Chief Executive Officer

DATE: September 20, 2007